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SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12
Universal Compression Holdings, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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UNIVERSAL COMPRESSION HOLDINGS, INC.
4440 Brittmoore Road
Houston, Texas 77041

July 19, 2002

Dear Stockholder:

        We cordially invite you to our Annual Meeting of Stockholders. The meeting will be held on Thursday, August 15, 2002, at 9:00 a.m., local time, at the Omni Houston Hotel, Colonnade B Room, Four Riverway, Houston, Texas 77056.

        At this year's meeting, you will be asked to vote on the election of four directors, an amendment to our Employees' Supplemental Savings Plan, an amendment to our Incentive Stock Option Plan and the ratification of Deloitte & Touche LLP's appointment as our independent auditors.

        Our Board of Directors unanimously recommends that you vote FOR the election of the four directors, the amendment to our Employees' Supplemental Savings Plan, the amendment to our Incentive Stock Option Plan and the ratification of the appointment of the independent auditors.

        We have attached a notice of meeting and a Proxy Statement that contains more information about these proposals and the meeting, including the different methods you may use to vote, including telephone and the Internet.

        If you plan to attend, please mark the appropriate box on your proxy card to help us plan for the meeting.

        Your vote is important. We encourage you to sign and return your proxy card, or use the telephone or Internet voting procedures, before the meeting, so that your shares will be represented and voted at the meeting even if you cannot attend in person.

STEPHEN A. SNIDER President and Chief Executive Officer

UNIVERSAL COMPRESSION HOLDINGS, INC.
4440 Brittmoore Road
Houston, Texas 77041

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on August 15, 2002

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Universal Compression Holdings, Inc. will be held at the Omni Houston Hotel, Colonnade B Room, Four Riverway, Houston, Texas 77056, on Thursday, August 15, 2002, at 9:00 a.m., local time. The purposes of the meeting are:

  1.
  To elect four directors to serve until the 2005 Annual Meeting of Stockholders;

  2.
  To consider and approve an amendment to our Employees' Supplemental Savings Plan;

  3.
  To consider and approve an amendment to our Incentive Stock Option Plan;

  4.
  To ratify the appointment of Deloitte & Touche LLP as independent auditors of the company to serve for the 2003 fiscal year; and

  5.
  To transact such other business as may properly come before the meeting and at any adjournments or postponements of the meeting.

        Our Board of Directors has set June 21, 2002 as the record date for the meeting. This means that owners of our common stock at the close of business on that date are entitled to:

    •
    receive this notice of the meeting; and

    •
    vote at the meeting and any adjournments or postponements of the meeting.

        We will make a list of our stockholders as of the close of business on June 21, 2002 available for inspection during normal business hours from August 5th through August 15, 2002, at our principal place of business, 4440 Brittmoore Road, Houston, Texas 77041. This list also will be available at the meeting.

                      By Order of the Board of Directors,

                      MARK L. CARLTON
                       Senior Vice President, General Counsel and Secretary

Houston, Texas, July 19, 2002

We urge each stockholder to promptly sign and return the enclosed proxy card or to use the telephone or Internet voting procedures described in the accompanying Proxy Statement.

UNIVERSAL COMPRESSION HOLDINGS, INC.
4440 Brittmoore Road
Houston, Texas 77041

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
To Be Held August 15, 2002

        These proxy materials are furnished to you in connection with the solicitation of proxies by and on behalf of the Board of Directors of Universal Compression Holdings, Inc. (sometimes referred to as the "Company"), for use at the 2002 Annual Meeting of Stockholders of the Company. The meeting will be held at the Omni Houston Hotel, Colonnade B Room, Four Riverway, Houston, Texas 77056, on August 15, 2002, at 9:00 a.m., local time. The proxies also may be voted at any adjournments or postponements of the meeting. We are first sending these proxy materials to our stockholders on or about July 19, 2002.

        Only owners of record of issued and outstanding shares of our common stock at the close of business on June 21, 2002 are entitled to vote at the meeting, or at adjournments or postponements of the meeting. Each owner of record is entitled to one vote for each share of common stock held. On June 21, 2002, there were 30,634,135 shares of our common stock issued and outstanding. Each share of common stock issued and outstanding on June 21, 2002 entitles the holder thereof to one vote on all matters submitted for a vote of the stockholders at the meeting. The quorum requirement for holding the meeting and transacting business is met when a majority of the outstanding shares entitled to be voted at the annual meeting are present in person or represented by proxy. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.

        Whether you hold shares directly as the stockholder of record or in street name, you may vote without attending the meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. In most instances, you will be able to do this by mail, by telephone or over the Internet. Please refer to the instructions on your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee. All properly executed written proxies, and all properly completed proxies submitted by telephone or by the Internet, that are delivered pursuant to this solicitation will be voted at the meeting in accordance with the directions given in the proxy, unless the proxy is revoked prior to or at the meeting. You can revoke your proxy by giving written notice to our Corporate Secretary, delivering a later-dated proxy, using the telephone or Internet voting procedures described in the enclosed proxy card or voting in person at the meeting.

        You should specify your choice for each matter on the enclosed proxy card. If no instructions are given, proxies that are signed and returned will be voted FOR the election of all director nominees, FOR the proposal to amend our Employees' Supplemental Savings Plan, FOR the proposal to amend our Incentive Stock Option Plan and FOR the proposal to ratify the appointment of Deloitte & Touche LLP as our independent auditors. Abstentions will have no effect on the result of the votes so long as the holders of at least a majority of the shares entitled to vote at the annual meeting actually cast votes. Broker non-votes will have no effect on the result of the votes.

        Other than the four proposals described in this Proxy Statement, we do not expect any matters to be presented for a vote at the annual meeting. If you grant a proxy, the persons named as proxy holders on the proxy card will have discretion to vote your shares on any additional matters properly presented for a vote at the meeting. A representative of EquiServe, our transfer agent, will tabulate the votes and act as the inspector of the election. For questions about this Proxy Statement or the meeting, please contact Mark L. Carlton, our Senior Vice President, General Counsel and Secretary, at (713) 335-7000.

ELECTION OF DIRECTORS

(Proposal 1)

        The Company's directors are divided into three classes, with each class serving for a period of three years. The terms of Ernie L. Danner, Lisa W. Rodriguez, Edmund P. Segner, III and Stephen A. Snider will expire at the 2002 Annual Meeting. Messrs. Danner, Segner and Snider and Ms. Rodriguez have been nominated to stand for election at the meeting to hold office until our 2005 Annual Meeting or until they are succeeded by qualified and elected directors. In voting on the election of the four director nominees to serve until our 2005 Annual Meeting of Stockholders, you may vote in favor of all nominees, withhold votes as to all nominees or withhold votes as to specific nominees. Stockholders may not cumulate their votes in the election of directors. Directors will be elected by a plurality, which means that the four nominees receiving the greatest number of votes will be elected. We have no reason to believe that any of these nominees will be unable or unwilling to serve if elected. However, if any nominee should become unable or unwilling to serve for any reason, proxies may be voted for another person nominated as a substitute by our Board of Directors, or the Board may reduce the number of directors.

        The Board of Directors recommends a vote FOR the election of Ernie L. Danner, Lisa W. Rodriguez, Edmund P. Segner, III and Stephen A. Snider as directors.

Nominees for Election to Term Expiring 2005

Ernie L. Danner
Age 48
Houston, Texas

        Mr. Danner became our Chief Financial Officer and Executive Vice President and a director upon consummation of our acquisition of Tidewater Compression Service, Inc. in 1998. In April 1999, Mr. Danner's duties as Chief Financial Officer were assumed by Richard W. FitzGerald. Prior to joining us, Mr. Danner served as Chief Financial Officer and Senior Vice President of MidCon Corp. (an interstate pipeline company and a wholly-owned subsidiary of Occidental Petroleum Corporation). From 1988 until May 1997, Mr. Danner served as Vice President, Chief Financial Officer and Treasurer of INDSPEC Chemical Company and he also served as a director of INDSPEC.

Lisa W. Rodriguez
Age 41
Houston, Texas

        Ms. Rodriguez became a member of our Board of Directors in May 2002 as a designee of WEUS Holding, Inc., a wholly owned subsidiary of Weatherford International, Inc., a wholly owned subsidiary of Weatherford International Ltd. Ms. Rodriguez became Senior Vice President and Chief Financial Officer of Weatherford International, Inc. and, in connection with the June 26, 2002 restructuring of Weatherford International, of Weatherford International Ltd. in June 2002. She served as Vice President—Accounting and Finance of Weatherford International, Inc. from February 2001 to June 2002. Ms. Rodriguez joined Weatherford International, Inc. in 1996 and has served in several positions, including Vice President—Accounting from June 2000 to February 2001 and Controller from 1999 to February 2001. Prior to joining Weatherford International, Ms. Rodriguez worked for Landmark Graphics (a software and service provider to the energy industry) from 1993 to 1996.

        Ms. Rodriguez is a member of the Compensation Committee of our Board of Directors.

Edmund P. Segner, III
Age 48
Houston, Texas

        Mr. Segner joined our Board of Directors in 2000. Mr. Segner has served as President, Chief of Staff and a Director of EOG Resources, Inc. since August 1999. He became Vice Chairman and Chief of Staff of EOG's predecessor company (Enron Oil & Gas Company) in September 1997 and held various managerial positions with Enron Corp. from 1988 through January 1998. He is also a director of the Domestic Petroleum Council.

        Mr. Segner is a member of the Compensation Committee of our Board of Directors.

Stephen A. Snider
Age 54
Houston, Texas

        Mr. Snider has been our President and Chief Executive Officer and a director since consummation of our Tidewater Compression acquisition in 1998. Mr. Snider joined Tidewater Compression in 1975 as General Manager of air compressor operations. In 1979, Mr. Snider established Tidewater Compression's operations in the Northeastern United States. In 1981, he assumed responsibility for the Western United States operations of Tidewater Compression. Mr. Snider left Tidewater Compression in 1983 to own and operate businesses unrelated to the energy industry. He returned to Tidewater Compression in 1991 as Senior Vice President of Compression. Mr. Snider has over 25 years of experience in senior management of operating companies, and also serves as a director of Energen Corporation (a diversified energy company focusing on natural gas distribution and oil and gas exploration and production).

Incumbent Directors—Term Expiring 2003

Bernard J. Duroc-Danner
Age 48
Houston, Texas

        Mr. Duroc-Danner became a member of our Board of Directors in February 2001 as a designee of WEUS Holding following our acquisition of Weatherford Global Compression Services, L.P. Mr. Duroc-Danner joined Weatherford International in May 1987 to initiate the start-up of Weatherford International's oilfield service and equipment business through EVI, Inc. He was elected EVI's President in January 1990 and Chief Executive Officer in May 1990. In connection with the merger of EVI, Inc. with Weatherford Enterra, Inc. in May 1998, Mr. Duroc-Danner was elected as Weatherford International, Inc.'s Chairman of the Board, President and Chief Executive Officer. In connection with the June 26, 2002 restructuring of Weatherford International, Mr. Duroc-Danner was elected as Weatherford International Ltd.'s Chairman of the Board, President and Chief Executive Officer. Mr. Duroc-Danner holds a Ph.D. in economics from Wharton (University of Pennsylvania). In prior years, Mr. Duroc-Danner held positions at Arthur D. Little and Mobil Oil Inc. Mr. Duroc-Danner is a director of Parker Drilling Company (an oil and gas drilling company), Cal-Dive International, Inc. (a company engaged in subsea services in the Gulf of Mexico), Dresser, Inc. (a provider of highly engineered equipment and services primarily for the energy industry), and Peabody Energy Corp. (a coal production, transportation and trading company). Mr. Duroc-Danner is also Chairman of the Board of Directors of Grant Prideco, Inc. (a provider of drill pipe and other drill stem products). Grant Prideco was a wholly owned subsidiary of Weatherford International, Inc. until April 14, 2000, when Weatherford International, Inc. distributed all of the outstanding shares of Grant Prideco to its stockholders.

        Mr. Duroc-Danner serves as Chairman of the Compensation Committee of our Board of Directors.

William M. Pruellage
Age 28
New York, New York

        Mr. Pruellage became a member of our Board of Directors in April 2000 as a designee of Castle Harlan Partners III, L.P. Mr. Pruellage is a Vice President with Castle Harlan, Inc. (a private equity investment company). Prior to joining Castle Harlan in July 1997, Mr. Pruellage worked as an investment banking analyst at Merrill Lynch beginning July 1995. Mr. Pruellage is also a director of Wilshire Restaurant Group, Inc. (a full service specialty restaurant company), American Achievement Corporation (a manufacturer of educational products) and Verdugt Holdings, LLC (a manufacturer of organic salts).

Samuel Urcis
Age 67
Beverly Hills, California

        Mr. Urcis became a member of our Board of Directors in 1998 pursuant to an agreement entered into in connection with our Tidewater Compression acquisition. Mr. Urcis was a general partner of Alpha Partners (a venture capital firm), which he co-founded, from 1982 to 2002. From 1979 to 1982, and since 1997, Mr. Urcis has been an investor and advisor in the energy industry, primarily in the oilfield services and equipment sector. From 1972 to 1979, Mr. Urcis was with Geosource Inc. (a diversified services and equipment company), which he conceptualized and co-founded. Mr. Urcis served in the capacity of Chief Operating Officer and Vice President of Corporate Development. From 1955 to 1972, Mr. Urcis served in various technical and management capacities at Rockwell International, Hughes Aircraft, Aerolab Development Company and Sandberg-Serrell Corporation. Mr. Urcis has served as a director of the Glaucoma Research Foundation, and as a Trustee of the Monterey Institute of International Studies.

        Mr. Urcis is a member of the Audit Committee of our Board of Directors.

Incumbent Directors—Term Expiring 2004

Thomas C. Case
Age 53
Houston, Texas

        Mr. Case has served on our Board of Directors since 1999. Mr. Case has served as Chairman and Chief Executive Officer of Equipment Support Services, Inc. (a consolidator of heavy equipment dealerships in the United States) since September 2001. Mr. Case served as the President of Mobil Global Gas & Power, Inc. and was responsible for gas marketing and power development in North and South America from 1998 until December 1999. Mr. Case retired from Mobil on April 1, 2000. From 1996 to 1997, Mr. Case was the Executive Vice President of Duke Energy Trading and Market Services (formerly Pan Energy), a joint venture between Duke Energy and Mobil. From 1991 to 1996, he held various positions with Mobil serving at various times as President and Executive Vice President/Chief Operating Officer of Mobil Natural Gas Inc., Manager of Strategic Planning for Exploration and Production of Mobil and President of Mobil Russia.

        Mr. Case is a member of the Audit Committee of our Board of Directors.

Uriel E. Dutton
Age 72
Houston, Texas

        Mr. Dutton became a member of our Board of Directors in February 2001 as a designee of WEUS Holding following our acquisition of Weatherford Global. Mr. Dutton has been counsel to and a partner with the law firm of Fulbright & Jaworski L.L.P. for more than the past five years, where his practice focuses on real estate and oil and gas matters. Mr. Dutton also serves as Trustee and Vice President of M.D. Anderson Foundation (a charitable trust).

        Mr. Dutton serves as Chairman of the Audit Committee of our Board of Directors.

Information about Committees, Meetings and Compensation of Directors

        The Board of Directors has established an Audit Committee and a Compensation Committee, but does not have a standing Nominating Committee. The Audit Committee and the Compensation Committee are comprised entirely of outside directors. The committee service of our directors is indicated on pages 2 through 4 of this Proxy Statement.

        The Audit Committee recommends to the Board of Directors the engagement of the independent auditors and reviews with the independent auditors the scope and results of the audits, the internal accounting controls and the professional services furnished by the independent auditors. The Board of Directors has adopted a revised Audit Committee Charter, which was previously filed with the Securities and Exchange Commission as a part of our definitive proxy statement filed July 13, 2001. The charter may be obtained by accessing the SEC's website at www.sec.gov or by contacting us. All three members of our Audit Committee are "independent" as that term is defined in the New York Stock Exchange listing standards. In fiscal year 2002, the Audit Committee met nine times.

        The Compensation Committee reviews and approves all salary arrangements and other compensation for officers. The Compensation Committee is also responsible for the administration of the Company's benefit plans. In fiscal year 2002, the Compensation Committee met five times.

        In fiscal year 2002, the Board of Directors held six meetings. Each director attended at least 75% of the aggregate of all meetings of the Board of Directors and the Committees on which the director served during fiscal year 2002.

        Directors who are not our officers receive an annual director fee of $24,000 and reimbursement of reasonable out-of-pocket expenses. Such directors also receive between $500 and $1,000 per Board of Directors or Committee meeting attended, except in the case of a Chairman of a Committee who receives $1,500 per meeting attended. Pursuant to the Company's Directors' Stock Plan, directors may elect to receive all or a portion of their future director fees in our common stock. In addition, directors who are not our officers are eligible to receive stock option awards under our Incentive Stock Option Plan. During fiscal year 2002, Messrs. Case, Duroc-Danner, Dutton, Pruellage, Segner, Urcis and Mr. Curtis W. Huff were each awarded 17,500 options under the plan, all of which have a one-year vesting schedule.

Compensation Committee Interlocks and Insider Participation

        During the last fiscal year, Messrs. Duroc-Danner, Huff, Pruellage, Segner and Urcis and Mr. John K. Castle served as members of our Compensation Committee. Mr. Duroc-Danner is President and Chief Executive Officer of Weatherford International Ltd. Weatherford International Ltd. owns approximately 45% of our outstanding common stock. See "Certain Relationships and Related Transactions" for a description of certain of our arrangements with Weatherford International.

Section 16(a) Beneficial Ownership Reporting Compliance

        Executive officers, directors and certain persons who own more than ten percent of our common stock are required by Section 16(a) of the Securities Exchange Act of 1934 and related regulations to file reports of their ownership of common stock with the SEC and the New York Stock Exchange, and to furnish us with copies of the reports.

        We received written representations from each such person who did not file an annual report with the SEC on Form 5 that no Form 5 was due. Based solely on our review of the reports and representations, we believe that all required Section 16(a) reports were timely filed in fiscal 2002, except for a certain report filed by Mr. Hilburn. Mr. Hilburn, our former Senior Vice President of Operations, was late in filing a Form 4 report with respect to four transactions.

Transactions and Relationships with our Directors and Executive Officers

        See "Information about Committees, Meetings and Compensation of Directors," "Compensation Committee Interlocks and Insider Participation" and "Certain Relationships and Related Transactions."

EXECUTIVE OFFICERS

        The following table sets forth certain information regarding our executive officers as of June 30, 2002:

Name	Age	Position
Stephen A. Snider	54	President, Chief Executive Officer and Director
Ernie L. Danner	48	Executive Vice President and Director
Richard W. FitzGerald	48	Senior Vice President and Chief Financial Officer
Mark L. Carlton	47	Senior Vice President, General Counsel and Secretary
Kirk E. Townsend	44	Senior Vice President
Hanford P. Jones	50	Senior Vice President of Engineered Products
Richard Leong	52	Vice President
Shane S. Guiltner	39	Vice President
Roy P. Jacobs	50	Vice President

        Stephen A. Snider.    Mr. Snider's biographical information may be found on page 3 of this Proxy Statement.

        Ernie L. Danner.    Mr. Danner's biographical information may be found on page 2 of this Proxy Statement.

        Richard W. FitzGerald.    Mr. FitzGerald has served as our Senior Vice President and Chief Financial Officer since April 1999. Mr. FitzGerald held the position of Vice President—Financial Planning and Services of KN Energy from February 1998 to April 1999. Prior to that time, Mr. FitzGerald served as Vice President and Controller of MidCon Corp., a wholly owned subsidiary of Occidental Petroleum Corporation, for a period in excess of five years.

        Mark L. Carlton.    Mr. Carlton joined us as Senior Vice President and Co-General Counsel in October 2000 and, effective December 8, 2000, became our Senior Vice President, General Counsel and Secretary. From 1982 until April 2000, Mr. Carlton held various legal positions with Mobil Corporation and its affiliates, serving most recently as Senior Counsel for Mobil Business Resources Corporation.

        Kirk E. Townsend.    Mr. Townsend is our Senior Vice President and is President, U.S. Division, of Universal Compression, Inc., our wholly owned subsidiary. Mr. Townsend served as Vice President of Sales of Universal Compression, Inc. from October 1999 to February 2001, when he became our Senior Vice President. In October 2001, Mr. Townsend became President, United States Division, of Universal Compression, Inc. In this position, Mr. Townsend is responsible for all business activities within the United States. Mr. Townsend joined us in 1979 as a domestic sales representative. In 1986, he became an international sales representative. Mr. Townsend was promoted to Vice President of Business Development in April 1999, and Vice President of Sales in October 1999. Mr. Townsend has over 23 years of sales and management experience in the natural gas compression industry.

        Hanford P. Jones.    Mr. Jones served as Vice President of Engineered Products of Universal Compression, Inc. from April 1999 to February 2001, when he became our Senior Vice President of Engineered Products. Mr. Jones is responsible for all engineering and fabrication production of Universal Compression, Inc.'s packaging division. Mr. Jones joined us in January 1999 as General Manager of Engineered Products of Universal Compression, Inc. From May 1998 to January 1999, Mr. Jones performed engineering and pipeline operation consulting services for various companies. Prior to May 1998, Mr. Jones was employed by NorAm Energy Corporation for a period in excess of 18 years in various capacities, including Region Manager of NorAm's Western Region, and later as Chief Engineer and Engineering Manager. Mr. Jones has over 25 years of engineering and management experience in the oil and gas industry.

        Richard Leong.    Mr. Leong joined us in December 2001 as our Vice President and as President, Asia Pacific Division, of Universal Compression, Inc. From 1996 until May 2001, Mr. Leong worked with

Cooper Energy Services in various managerial and sales positions, serving most recently as Vice President, Sales & Marketing. Mr. Leong has over 29 years of marketing and general management experience in the energy industry.

        Shane S. Guiltner.    Mr. Guiltner is our Vice President and is President, Canada Division, of Universal Compression, Inc. Mr. Guiltner served as our Vice President and as General Manager of the Canadian division of Universal Compression, Inc. from June 1998 to October 2001, when he became President, Canadian Division, of Universal Compression, Inc. Mr. Guiltner is responsible for all of our operations in Canada. Mr. Guiltner joined the Company in July 1993 as a sales representative. In July 1995 he was promoted to Sales Manager and in November 1997 he was promoted to the position of Director of Marketing and Operations. Mr. Guiltner has over 18 years of sales and management experience in the natural gas compression industry.

        Roy P. Jacobs.    Mr. Jacobs served as Manager of International Sales of Universal Compression, Inc. from May 2000 to October 2001, when he was promoted to Director of the Latin America business segment. In December 2001, Mr. Jacobs became our Vice President and President, Latin America Division, of Universal Compression, Inc. Prior to joining us in May 2000, he worked with Production Operators, Inc., and its affiliates, in various managerial and sales positions. Mr. Jacobs has over 20 years of experience in the natural gas compression industry.

EXECUTIVE COMPENSATION

        The following tables and narrative text discuss the compensation paid in fiscal years 2002, 2001 and 2000 to our Chief Executive Officer and our four other most highly compensated executive officers (the "Named Officers") during fiscal year 2002:

Summary Compensation Table

		Annual Compensation		Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary	Bonus	Restricted Stock Awards (1)	Stock Options (Shares)	All Other Compensation (2)
Stephen A. Snider President & Chief Executive Officer	2002 2001 2000	$265,000 222,917 170,000	$155,356 350,437 35,000	$856,500 — —	250,000 161,007 —	$19,230 17,159 15,000
Ernie L. Danner Executive Vice President	2002 2001 2000	205,000 69,250 37,875	103,013 232,365 —	571,000 — —	95,000 104,057 —	15,869 310,019 6,226
Richard W. FitzGerald (3) Senior Vice President & Chief Financial Officer	2002 2001 2000	205,000 178,333 146,049	103,013 232,365 20,000	571,000 — —	95,000 90,333 16,379	15,633 12,506 34,132
Mark L. Carlton (4) Senior Vice President, General Counsel and Secretary	2002 2001 2000	160,000 76,398 —	67,000 75,566 —	285,500 — —	40,000 50,000 —	10,243 1,600 —
Kirk E. Townsend Senior Vice President	2002 2001 2000	180,005 163,750 229,521	100,000 170,023 15,000	285,500 — —	90,000 64,286 11,508	13,660 14,959 21,878

(1)
Following is the aggregate number of shares of restricted stock and its value, based on the closing price of the Company's common stock on the New York Stock Exchange, as of March 31, 2002, held by each of the Named Officers: Mr. Snider, 30,000 shares valued at $792,000; Mr. Danner, 20,000 shares valued at $528,000; Mr. FitzGerald, 20,000 shares valued at $528,000; Mr. Carlton, 10,000 shares valued at $264,000; and Mr. Townsend, 10,000 shares valued at $264,000. All such shares of restricted stock were granted to the Named Officers on August 16, 2001 and vested 0% on January 1, 2002 and will vest 25% on each January 1 thereafter until January 1, 2006. The values set forth in the table are based on $28.55 per share, the closing price of the Company's common stock on the NYSE on August 16, 2001.

(2)
Represents matching contributions of $6,727, $5,204, $5,204, $3,877 and $4,569 made by us in fiscal year 2002 under our 401(k) Savings Plan for each of Messrs. Snider, Danner, FitzGerald, Carlton and Townsend, respectively; payments of $5,810, $4,218, $3,982 and $2,821 made by us in fiscal year 2002 under our Employees' Supplemental Savings Plan for each of Messrs. Snider, Danner, FitzGerald and Townsend, respectively; health care premiums of $6,168 made by us in fiscal year 2002 under our Executive Medical Plan on behalf of each of Messrs. Snider, Danner, FitzGerald, Carlton and Townsend; and life insurance premiums of $525, $279, $279, $198 and $102 made by us in fiscal year 2002 under our group life insurance plan for each of Messrs. Snider, Danner, FitzGerald, Carlton and Townsend, respectively.

(3)
Mr. FitzGerald joined us in April 1999.

(4)
Mr. Carlton joined us in October 2000.

Option Grants in Last Fiscal Year

Individual Grants
	Number of Securities Underlying Options Granted (#)				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (Ten Years) (1)
Percent of Total Options Granted to Employees in Fiscal Year
Name			Exercise or Base Price ($/Share)	Expiration Date
					5%	10%
Stephen A. Snider	100,000 150,000	6.77 10.16%	$33.60 21.30	04/20/11 02/19/12	$2,113,104 2,009,336	$5,354,832 5,091,872
Ernie L. Danner	20,000 75,000	1.35 5.08	33.60 21.30	04/20/11 02/19/12	422,621 1,004,668	1,070,966 2,545,936
Richard W. FitzGerald	20,000 75,000	1.35 5.08	33.60 21.30	04/20/11 02/19/12	422,621 1,004,668	1,070,966 2,545,936
Mark L. Carlton	10,000 30,000	0.68 2.03	33.60 21.30	04/20/11 02/19/12	211,311 401,867	535,483 1,018,374
Kirk E. Townsend	15,000 75,000	1.02 5.08	33.60 21.30	04/20/11 02/19/12	316,966 1,004,668	803,225 2,545,936

(1)
The calculations at five percent and ten percent appreciation rates are established by the SEC and are not intended to forecast future appreciation rates for our common stock.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

			Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)
					Value of Unexercised in-the-Money Options at Fiscal Year-End
Name	Shares Acquired on Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Stephen A. Snider	5,000	$112,800	138,485	346,667	$1,167,267	$765,000
Ernie L. Danner	3,000	66,360	96,548	155,000	854,977	382,500
Richard W. FitzGerald	—	—	60,045	161,667	436,472	411,835
Mark L. Carlton	—	—	16,666	83,334	—	153,000
Kirk E. Townsend	—	—	42,460	133,334	318,364	426,500

PERFORMANCE GRAPH

        The following graph compares the performance of our common stock to the Standard & Poor's 500 Stock Index and Standard & Poor's Oil and Gas Drilling and Equipment Index from May 24, 2000, the first day of trading for our common stock, to March 31, 2002. The graph assumes that the value of the investment in our common stock, the S&P 500 Index and the S&P Oil and Gas Drilling and Equipment Index was $100 at May 24, 2000 and that all dividends were reinvested quarterly.

COMPARISON OF CUMULATIVE TOTAL RETURN
BASED ON INITIAL INVESTMENT OF $100 ON MAY 24, 2000

         The performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under those Acts.

REPORT OF THE COMPENSATION COMMITTEE

Compensation Policy

        The goal of our compensation policy is to offer a cash and stock-based compensation package that attracts and retains executive officers and that aligns executive compensation with the interests of our stockholders. Our philosophy is to provide a base salary that is competitive with companies of similar size in the energy industry, annual bonus potential that is based on a combination of corporate and individual performance and long and short-term incentives. The Compensation Committee of the Board of Directors reviews our executive compensation programs annually to ensure these programs are competitive and reasonable. Our stock-based compensation decisions for executive officers are recommended to the full Board of Directors for approval.

Compensation Policy Components

        Base Salary—Base salaries are competitive with those offered by companies of similar size in the energy industry. Individual salaries, which are reviewed annually, are based on individual skills and performance and market comparisons.

        Incentive Bonus—The Compensation Committee has adopted an Officers' Incentive Plan each year to provide each executive officer with the potential to earn a cash bonus expressed as a percentage of salary. The amount of each bonus paid to executive officers in fiscal year 2002 was determined by the Compensation Committee and based on the Fiscal Year 2002 Officers' Incentive Plan.

        The Fiscal Year 2002 Officers' Incentive Plan provided for bonus payments upon the attainment of Company financial and operating goals, as well as individual performance. Sixty percent of the fiscal year 2002 bonus payment to each officer was based on an objective analysis of our financial performance, ten percent was based on an objective analysis of our annual safety performance, and thirty percent was based on a subjective analysis of individual performance. The Compensation Committee has the discretion to award bonuses in excess of the targeted amount in the event the goals are exceeded. Likewise, the Compensation Committee can award less than the targeted amount in the event any of the goals are not achieved.

        Stock Option Grants—The use of stock options is considered to be an important incentive to our executive officers for working toward our long-term growth. We believe that stock options provide our executive officers with a benefit that will increase only to the extent that the value of the common stock increases. The number of shares granted is based on the contribution of the executive officer, are subject to vesting over a three year period and have exercise prices equal to the market value of our stock on the date of the grant. In fiscal year 2002, our executive officers received grants representing 716,000 shares of common stock.

        Restricted Stock Grants—We also utilize grants of restricted stock as long-term compensation for our executive officers. The Compensation Committee can exercise its discretion in determining the vesting schedule for restricted stock. During fiscal year 2002, 100,000 shares of restricted stock were granted to six of our executive officers. Common stock subject to the restricted stock grants vested 0% on January 1, 2002 and will vest 25% on each January 1 thereafter until January 1, 2006. Generally, common stock subject to restricted stock grants will vest 0% upon the first anniversary of the grant and 25% on each anniversary thereafter through the fifth anniversary.

        Other Compensation Programs—Our 401(k) savings plan provides employees, including executive officers, the opportunity to defer up to 15% of their salary, through December 31, 2001, and up to 25% effective January 1, 2002, on a pre-tax basis through contributions to an account from which the employee may direct how the funds are invested. We match, with Company common stock, 50% of the first 6% of such employee contributions, with a maximum match of 3% of the employee's compensation. Prior to September 1, 2001, our matching contributions were in the form of cash and invested in the same manner as the employee contributions. Effective September 1, 2001, our matching contributions were in the form of Company stock. Employees vest in the Company's contribution over five years, based on length of employment. Company stock is not an investment option for employees and the common stock cannot be converted except upon certain events, such as termination of employment or death.

        Our Employees' Supplemental Savings Plan provides executive officers the opportunity to defer up to 15% of their salary, through December 31, 2001, and up to 25% effective January 1, 2002. In addition, participants can defer up to 100% of their bonuses. The Company matches 50% of the first 6% of compensation, excluding any bonus, deferred. If Proposal 2 is approved by our stockholders, effective September 1, 2002, our matching contributions will be in the form of Company stock.

Fiscal Year 2002 Compensation for the President and Chief Executive Officer

        In fiscal year 2002, Mr. Snider received a base salary of $265,000. His targeted bonus potential was 70% of this base salary and the Compensation Committee awarded him $155,356, or 84% of the targeted amount of $185,000. Mr. Snider was granted options representing 250,000 shares of common stock and 30,000 shares of restricted stock. In addition, the Company made matching contributions of $3,312.50 and 143 shares of common stock to Mr. Snider's 401(k) account and $5,809.62 to his account under the Supplemental Savings Plan.

        The increase in Mr. Snider's total compensation was intended to make his compensation more competitive with those of similarly situated officers in comparable companies in the oilfield services sector and to recognize his efforts to grow the Company's business and increase shareholder value. The number of shares subject to options granted to Mr. Snider was determined to be an appropriate level to provide incentives to increase the value of the Company's common stock in the future.

Compensation Deductions Limitations

        Section 162(m) of the Internal Revenue Code, as amended, limits the deductibility of certain compensation expenses in excess of $1,000,000 to any one individual in any fiscal year. Compensation that is "performance based" is excluded from this limitation. For compensation to be "performance based," it must meet certain criteria including certain predetermined objective standards approved by stockholders. The Compensation Committee intends to structure the compensation of the Company's executive officers in accordance with the requirements for deductibility under Section 162(m).

Summary

        In making decisions regarding executive compensation, the Committee compares current compensation levels with those of other companies within the oilfield service that compare favorably to our company with regard to market capitalization and other financial indicators by which we have historically measured the Company's performance. The Committee uses its discretion to determine a total compensation package of base salary, short-term and long-term incentives that are competitive with this group of peer companies.

                      Compensation Committee

                      Bernard J. Duroc-Danner, Chairman
                      Lisa W. Rodriguez*
                      Edmund P. Segner, III

*
Ms. Rodriguez became a member of the Compensation Committee effective as of May 31, 2002.

        The foregoing report shall not be deemed incorporated by reference by any general statement or reference to this Proxy Statement into any filing under the Securities Act or under the Securities Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under those Acts.

REPORT OF THE AUDIT COMMITTEE

        In accordance with its written charter, the Audit Committee assists the Board of Directors in oversight of the accounting, auditing and financial reporting practices of the Company. A copy of the Audit Committee charter was previously filed with the Securities and Exchange Commission as a part of the Company's definitive proxy statement filed July 13, 2001.

        The Audit Committee is responsible for, among other things, reviewing with the Company's independent auditors the scope and results of their audit engagement. In connection with the fiscal year 2002 audit, the Audit Committee:

  •
  reviewed and discussed with management the Company's audited financial statements for the fiscal year ended March 31, 2002;

  •
  discussed with Deloitte & Touche, LLP, the Company's independent auditors, the matters required to be discussed by Statement of Accounting Standards No. 61, as modified or supplemented; and

  •
  received from and discussed with Deloitte & Touche the written disclosures and letter from Deloitte & Touche required by Independence Standards Board Standard No. 1, as modified or supplemented, regarding their independence.

        Based on the review and the discussions described in the preceding bullet points, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended March 31, 2002 be included in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2002 for filing with the SEC. The Audit Committee also recommended the reappointment of Deloitte & Touche as the Company's independent auditors.

        The Company's management is responsible for the Company's financial reporting process, internal audit process and the preparation of the Company's financial statements. Deloitte & Touche is responsible for auditing the financial statements. The Audit Committee monitors and reviews these processes and procedures but does not conduct auditing or accounting reviews. The Audit Committee relies on the representations from management and Deloitte & Touche that the financial statements have been prepared in accordance with generally accepted accounting principles.

        The members of the Audit Committee are independent as independence is defined by the listing standards of the New York Stock Exchange.

                      Submitted by the Audit Committee,

                      Uriel E. Dutton, Chairman
                      Thomas C. Case
                      Samuel Urcis

        The foregoing report shall not be deemed incorporated by reference by any general statement or reference to this Proxy Statement into any filing under the Securities Act or under the Securities Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under those Acts.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth, as of July 1, 2002, the beneficial ownership of our common stock by:

    •
    persons we know to be the beneficial owners of more than five percent of our issued and outstanding common stock;

    •
    our directors;

    •
    our Named Officers; and

    •
    all of our directors and executive officers as a group.

        Beneficial ownership is determined in accordance with the rules of the SEC. Except as indicated in the footnotes to this table, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite the stockholder's name. Except as otherwise set forth below, shares of common stock not outstanding but deemed beneficially owned by virtue of a person or group having the right to acquire them within 60 days, including outstanding stock options, are treated as outstanding only for purposes of determining the percentage owned by such person or group, but are not treated as outstanding for the purpose of computing the percentage ownership by any other person. The address for each executive officer and director listed below is c/o Universal Compression Holdings, Inc., 4440 Brittmoore Road, Houston, Texas 77041.

Name and Address of Beneficial Owner	Aggregate Number of Shares Beneficially Owned	Percentage of Outstanding Shares(1)
Weatherford International Ltd.(2) c/o Weatherford International, Inc. 515 Post Oak Boulevard, Suite 600 Houston, Texas 77027-3415	13,750,000	44.9%
Janus Capital Corporation(3) 100 Fillmore Street Denver, Colorado 80206-4923	1,896,985	6.2
Thomas C. Case(4)	10,334	*
Samuel Urcis(4)(5)	209,305	*
William M. Pruellage(4)	10,167	*
Edmund P. Segner, III(4)	11,000	*
Bernard J. Duroc-Danner(4)(6)	10,000	*
Lisa W. Rodriguez(6)	—	*
Uriel E. Dutton(4)	10,000	*
Stephen A. Snider(7)	210,674	*
Ernie L. Danner(8)	154,026	*
Richard W. FitzGerald(9)	71,542	*
Mark L. Carlton(10)	20,182	*
Kirk E. Townsend(11)	66,377	*
All directors and executive officers as a group (16 persons)(12)	844,037	2.8

*
Less than 1% of our issued and outstanding shares of common stock.

(1)
Based upon 30,634,135 shares of common stock outstanding and 41,621 treasury shares issued that are not counted as outstanding in calculating the beneficial ownership percentage.

(2)
This information is based upon information furnished to us and on statements on file with the SEC.

(3)
Thomas H. Bailey is Chairman, President and Chief Executive Officer of Janus Capital and due to this position may be deemed to exercise control over Janus Capital and as such may be deemed to be a beneficial owner of the shares held by Janus Capital. Mr. Bailey disclaims beneficial ownership of these shares. This information is based upon statements on file with the SEC.

(4)
Includes 10,000 shares of common stock subject to options, all of which fully vest on August 16, 2002, for each of Messrs. Case, Urcis, Pruellage, Segner, Duroc-Danner and Dutton.

(5)
Includes 99,135 shares of common stock subject to options, all of which are fully vested.

(6)
This director is an officer of Weatherford International Ltd., and due to this position may be deemed to exercise control over Weatherford International Ltd. and as such may be deemed to be a beneficial owner of the shares held by Weatherford International Ltd. This director disclaims beneficial ownership of these shares. This information is based upon information provided to us and on statements on file with the SEC.

(7)
Includes 171,818 shares of common stock subject to options, all of which are fully vested.

(8)
Includes 103,214 shares of common stock subject to options, all of which are fully vested.

(9)
Includes 70,044 shares of common stock subject to options, all of which are fully vested.

(10)
Includes 19,999 shares of common stock subject to options, all of which are fully vested.

(11)
Includes 52,460 shares of common stock subject to options, all of which are fully vested.

(12)
Includes an aggregate of 574,221 shares of common stock subject to options, all of which are fully vested, and an aggregate of 60,000 shares of common stock subject to options, all of which fully vest on August 16, 2002.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Arrangements with Weatherford International

        Registration Rights Agreement.    Concurrently with our acquisition of Weatherford Global Compression Services, L.P. ("Weatherford Global") in February 2001, we entered into a registration rights agreement with WEUS Holding, Inc., a wholly owned subsidiary of Weatherford International, Inc. In connection with the June 26, 2002 restructuring of Weatherford International, Inc., WEUS Holding's rights under the registration rights agreement were transferred to Weatherford International Ltd. Under this agreement, Weatherford International Ltd. has the right, on up to three occasions, to cause us to register at our expense Weatherford International Ltd.'s shares of our common stock under the Securities Act at any time by providing a written demand to us, subject to certain minimum dollar values. The registration rights agreement also provides Weatherford International Ltd. with certain "piggyback" registration rights, or rights to require us, subject to certain limitations, to include its shares of our common stock in other registration statements that we may file.

        Transitional Services Agreement.    Concurrently with the closing of the Weatherford Global acquisition in February 2001, Weatherford International, Inc. and Weatherford Global, as our subsidiary, entered into a transitional services agreement under which Weatherford International, Inc. would continue to provide certain administrative and support services, such as shared corporate office space and general communication and information services, to Weatherford Global until June 9, 2001. Weatherford Global paid Weatherford International, Inc. $125,000 for the first 30 days of services. For the period subsequent to the initial 30 days, Weatherford Global agreed to pay Weatherford International, Inc. a fee based on a proportional amount of Weatherford International, Inc.'s costs and expenses in providing the services plus a 10% management fee. No such services were rendered by and no amounts were paid to Weatherford International, Inc. for the period subsequent to the initial 30 days. The agreement terminated on June 9, 2001.

        Board Representation.    In connection with our acquisition of Weatherford Global, WEUS Holding was granted the right to designate three members to our Board of Directors for so long as it owns at least 20% of our outstanding common stock. One WEUS Holding nominee is a Class A director with a term of office expiring in 2004, the second WEUS Holding nominee is a Class B director with a term of office expiring in 2002, and the third WEUS Holding nominee is a Class C director with a term of office expiring in 2003. In connection with the June 26, 2002 restructuring of Weatherford International, Inc., WEUS Holding's right to designate members to our Board of Directors was transferred to Weatherford International Ltd. If Weatherford International Ltd.'s ownership of our common stock falls below 20%, Weatherford International Ltd. may designate only two directors, and if its ownership falls below 10%, it may no longer designate directors to our Board. Weatherford International Ltd.'s current designees to our Board of Directors, including through WEUS Holding's previous designations, are Mr. Dutton (Class A), Ms. Rodriguez (Class B) and Mr. Duroc-Danner (Class C).

        Voting Agreement.    We also entered into a voting agreement with WEUS Holding concurrently with the Weatherford Global acquisition that provided that, until the earlier of (1) February 9, 2003 or (2) the date that Castle Harlan Partners III, L.P. and its affiliates owned less than 5% of our outstanding common stock, WEUS Holding and its affiliates would vote any shares of our common stock that they owned in excess of 33 1/3% of our total outstanding shares in the same proportion that shares of our stock owned by the public were voted. The voting agreement terminated in December 2001 when Castle Harlan's and its affiliates' ownership of our outstanding common stock fell below 5%.

Registration Rights Agreements

        In connection with our acquisition of Tidewater Compression in 1998, we entered into a registration rights agreement with Castle Harlan and some of our other stockholders (including certain of our directors and officers and Energy Spectrum Partners, L.P.). Under the registration rights agreement, these stockholders generally have the right to require us to register any or all of their shares of our common stock under the Securities Act, at our expense, subject to certain minimum dollar values. In addition, these stockholders are generally entitled to include, at our expense, their shares of our common stock covered by the registration rights agreement in any registration statement that we propose to file with respect to registration of our common stock under the Securities Act. In addition, we entered into registration rights agreements in connection with our acquisitions of Gas Compression Services, Inc. and KCI, Inc. The Gas Compression Services agreement provides the former Gas Compression Services shareholders with two demands for shelf registrations, both of which have been filed. The KCI agreements provide the former KCI shareholders with a single demand for a shelf registration, which has been filed, and with piggyback registration rights. We also agreed in these registration rights agreements to indemnify the stockholders against specified liabilities, including liabilities under the Securities Act.

Voting Agreements

        In connection with our acquisition of Tidewater Compression in 1998, we entered into a voting agreement and two voting trust agreements. The voting agreement, which terminated upon completion of our equity offering in July 2001, required that some of our significant stockholders vote their shares of common stock in the same manner as Castle Harlan. The voting trust agreements provided that certain of our other stockholders, including some of our directors, assign their shares of our common stock to a voting trust for which John K. Castle served as trustee in exchange for interests in the trust. The voting trust agreements were terminated in December 2001.

Castle Harlan Board Representation

        In connection with our 1998 acquisition of Tidewater Compression, we entered into an agreement with Castle Harlan to nominate a total of three Castle Harlan designees for election to our Board of Directors for so long as Castle Harlan beneficially owns at least 15% of our outstanding stock (including shares over which it has voting control pursuant to voting agreements and trusts). Although Castle Harlan's right terminated upon completion of our equity offering in July 2001, its remaining designee to our Board, Mr. Pruellage, is serving a term expiring at our 2003 annual meeting of stockholders.

Transactions with an Officer and Director

        In consideration for consulting services rendered by Ernie L. Danner, one of our executive officers and directors, in connection with our Tidewater Compression acquisition in 1998, Castle Harlan agreed that upon its sale of more than 75% of the shares that Castle Harlan owns of our outstanding common stock, Castle Harlan will pay Mr. Danner $500,000 if it realizes a return in excess of 100%, or $750,000 if it realizes a return in excess of 300%, of its initial investment in the Company. Castle Harlan sold approximately one-half of its shares of our common stock in our equity offering in July 2001. In December 2001, Castle Harlan granted Mr. Danner 8,023 shares of its shares of our common stock in complete settlement of this agreement.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

        During fiscal year 2002, only one executive officer, Richard W. FitzGerald, had an employment agreement with the Company. This employment agreement expired in April 2002. The Company has elected, as a policy matter, not to offer employment agreements to its executive officers. In lieu of employment agreements, our executive officers are offered change of control agreements pursuant to which the executive officers may receive certain payments, including a lump sum payment of one year's compensation and continuation of our employee benefits for 12 months, in the event of termination upon a change of control in exchange for a two-year non-competition agreement. To date, Messrs. Carlton and Townsend have entered into change of control agreements with the Company. Prior to Mr. Hilburn's retirement from the Company in September 2001, Mr. Hilburn was party to a change of control agreement with the Company. In addition, the Company has agreed that Stephen A. Snider, our President and Chief Executive Officer, and his spouse will be entitled to continue to participate, at our expense, in our medical benefit plan following his retirement so long as he remains an active employee of the Company until his retirement.

EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth information as of March 31, 2002, with respect to certain of our compensation plans for which our common stock is authorized for issuance, aggregated as follows:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders:
(a) Incentive Stock Option Plan	2,637,903	$24.52	226,425
(b) Employee Stock Purchase Plan	-0-	-0-	228,284
(c) Restricted Stock Plan	-0-	-0-	250,000
(d) Directors' Stock Plan	-0-	-0-	15,000
Equity compensation plans not approved by security holders:	Not applicable	Not applicable	Not applicable

Total	2,637,903	$24.52	719,709

PROPOSAL TO APPROVE THE AMENDMENT
TO THE EMPLOYEES' SUPPLEMENTAL SAVINGS PLAN

(Proposal 2)

        At the meeting, you will be asked to approve an amendment to our Employees' Supplemental Savings Plan (the "ESS Plan") that will require that our matching contributions under the ESS Plan be in the form of our common stock. Upon your approval, 20,000 shares of our common stock will be reserved for issuance as matching contributions under the ESS Plan.

        In July 1998, we adopted the ESS Plan to advance the interests of the Company and to improve stockholder value by providing additional incentives to motivate and retain key employees. The ESS Plan was amended, effective as of January 1, 2002, to increase the maximum deferral percentages. The ESS Plan provides participants with the opportunity to supplement their retirement income through the deferral of pre-tax income. Prior to the beginning of each plan year (effective January 1, 2002), eligible participants are given the opportunity to defer up to 25% of their base salary and a portion of their annual bonus, in 25% increments up to 100%, to be received from us during the plan year. After an annual election is made, a participant may not increase or decrease the percentage or amount of compensation to be deferred during the plan year, however they may elect to discontinue participation in the plan. The compensation deferred under the ESS Plan is exempt from federal and state income taxes at the time of deferral; provided, however, the deferred amounts are subject to income tax in the year in which the participant or such participant's beneficiaries receive them. We match these deferrals at the rate of 50% of base salary deferred with a maximum match of 3% of the participant's base salary. If you approve the proposed amendment to the ESS Plan, effective as of September 1, 2002, the Company match under the ESS Plan will be solely in the form of our common stock.

        Every participant in the Universal Compression, Inc. 401(k) Retirement and Savings Plan who is an officer of the Company or whom our Compensation Committee designates as a participant is eligible to participate in the ESS Plan. The Compensation Committee has sole discretion to discontinue a participant's participation in the ESS Plan.

        In voting on the approval of the amendment to our ESS Plan, you may vote in favor of the proposal, against the proposal or abstain from voting on the proposal. The amendment to our ESS Plan will be approved upon receiving the affirmative vote of the holders of a majority of or common stock present or represented by proxy and entitled to vote at the annual meeting.

        The Board of Directors recommends that you vote FOR approval of the amendment to our Employees' Supplemental Savings Plan as described in this Proposal 2.

PROPOSAL TO APPROVE THE AMENDMENT
TO THE INCENTIVE STOCK OPTION PLAN

(Proposal 3)

        At the meeting, you will be asked to approve an amendment to our Incentive Stock Option Plan (the "ISO Plan") to increase by 2,000,000 the number of shares of our common stock available for grant under the ISO Plan from 3,012,421 shares to 5,012,421 shares.

        In February 1998, we adopted the ISO Plan to advance the interests of the Company and to improve stockholder value by providing additional incentives to motivate and retain key employees. The ISO Plan was amended on April 20, 2000 and on May 15, 2000 to increase the number of shares subject to the plan, expand the eligible participants, revise the plan provisions addressing adjustment of options upon changes in our capitalization, and modify the provisions addressing exercise of options upon termination of employment, payment of option exercise price and certain other matters. The ISO Plan was further amended on November 27, 2000 to increase the number of shares subject to the plan.

        Of the total shares of common stock authorized for issuance under the ISO Plan, as of March 31, 2002, options covering 2,785,996 shares of common stock have been awarded under the ISO Plan. Of the options awarded, 2,637,903 shares of common stock, or approximately 8.6% of the Company's current outstanding common stock, remained to be issued upon exercise of the options. The outstanding options have exercise prices ranging from $6.73 to $37.95 and expiration dates from February 20, 2008 to February 19, 2012. The closing price of the Company's common stock on the New York Stock Exchange on July 1, 2002 was $23.19 per share. Should the stockholders approve the proposed amendment to the ISO Plan, the total number of shares of our common stock available for future grants under the ISO Plan would be 2,226,425 shares, or approximately 7.3% of the Company's current outstanding common stock.

        The ISO Plan authorizes us, through our Board of Directors or Compensation Committee, to grant stock options to our employees, consultants and directors. We have granted options to new employees we have gained through acquisitions, in the ordinary course of providing incentives to current employees and as inducements for the hiring of new employees. As a result, our reserve of shares of common stock available for issuance under the ISO Plan has been reduced. The additional 2,000,000 shares will allow us to continue our long-term incentive program and to recognize the increased pool of employees eligible to participate. Generally, we expect to award stock options at the same levels and based on the same criteria as we have done since the inception of the ISO Plan.

        The Board of Directors has found that stock options granted to employees have been highly effective in recruiting and retaining competent personnel. Our Board of Directors believes that our growth is dependent upon our ability to attract, employ and retain executives and employees of outstanding ability who will dedicate their maximum productive efforts toward the advancement of the Company. The growing competition among companies for capable managers makes it necessary for us to maintain a strong and competitive incentive program.

        The following is a summary of the ISO Plan and is qualified in its entirety by the full text of the ISO Plan. Any stockholder may obtain a copy of the ISO Plan by writing to Universal Compression Holdings, Inc., 4440 Brittmoore Road, Houston, Texas 77041, Attention: Corporate Secretary.

Eligibility

        Our employees, non-employee directors and consultants, including those of our subsidiaries, are eligible to be selected by our Board of Directors or Compensation Committee to receive options under the ISO Plan. Our Board of Directors or Compensation Committee, as administrator of the ISO Plan, determines, subject to the terms of the plan, the exercise prices, vesting schedules, expiration dates and other material conditions under which recipients may exercise their options.

Types of Stock Options

        Options granted under the ISO Plan may be either options that are intended to qualify for treatment as "incentive stock options" under Section 422 of the Internal Revenue Code or options that are not so intended, which are "non-qualified stock options." The exercise price of options under the ISO Plan must be at least the fair market value of a share of our common stock on the date of grant, and not less than 110% of such fair market value in the case of an incentive stock option granted to a participant owning 10% or more of our common stock. The ISO Plan limits the number of shares covered by incentive stock options exercisable by an individual for the first time in a calendar year to an aggregate fair market value of $100,000, as measured on the date of the grant. In addition, no one participant may be granted options to purchase more than 742,480 shares of our common stock in any calendar year.

        Our Board of Directors or Compensation Committee may condition the exercise of any option upon any factors the Board of Directors or Compensation Committee may determine. No option granted under the ISO Plan is transferable by an optionee other than by will or by the laws of descent and distribution.

Termination of Awards

        The term of an option may not exceed ten years (or five years in the case of an incentive stock option granted to a participant owning 10% or more of our common stock). In addition, an optionee who leaves our employment will generally have no more than 30 days to exercise an option to the extent exercisable, reduced to no days if employment is terminated for cause or voluntary resignation, and increased to three months if termination is due to death, disability or retirement after age 65.

Federal Income Tax Consequences

        The following is a brief summary of federal income tax consequences of certain transactions under the ISO Plan, based on federal income tax laws and regulations currently in effect that are applicable to participants who are both citizens and residents of the United States. This summary is not intended to be exhaustive and does not describe tax consequences other than federal income taxes, such as foreign, state and local taxes and estate or inheritance taxes. Additional or different federal income tax consequences to a participant or to us may result depending on individual circumstances and considerations not described below.

        Incentive stock options.    In general, a participant will not recognize taxable income upon the grant or the exercise of an incentive stock option. For purposes of the alternative minimum tax, however, the participant will be required to treat an amount equal to the difference between the fair market value of the common stock on the date of exercise over the exercise price as an item of adjustment in computing the participant's alternative minimum taxable income. If the participant does not dispose of the common stock received pursuant to the exercise of the incentive stock option within either (1) two years after the date of the grant of the incentive stock option or (2) one year after the date of exercise of the incentive stock option, a subsequent disposition of the common stock will generally result in long-term capital gain or loss to such individual with respect to the difference between the amount realized on the disposition and the exercise price. The Company will not be entitled to any income tax deduction as a result of such disposition. We also normally will not be entitled to take an income tax deduction at either the grant or the exercise of an incentive stock option. If the participant disposes of the common stock acquired upon exercise of the incentive stock option within either of the above-mentioned time periods, then in the year of such disposition, the participant generally will recognize ordinary income, and we generally will be entitled to an income tax deduction (provided we satisfy applicable federal income tax reporting requirements), in an amount equal to the lesser of (1) the excess of the fair market value of the common stock on the date of exercise over the exercise price or (2) the amount realized upon disposition over the exercise price. Any gain in excess of such amount recognized by the participant as ordinary income would be taxed to the individual as short-term or long-term capital gain (depending on the applicable holding period).

        Non-qualified stock options. A participant will not recognize any taxable income upon the grant of a non-qualified stock option, and we will not be entitled to take an income tax deduction at the time of such grant. Upon the exercise of a non-qualified stock option, the participant generally will recognize ordinary income and we generally will be entitled to take an income tax deduction (provided we satisfy applicable federal income tax reporting requirements) in an amount equal to the excess of the fair market value of the common stock on the date of exercise over the exercise price. Upon a subsequent sale of the common stock by the participant, the participant will recognize short-term or long-term capital gain or loss (depending on the applicable holding period).

Adjustments

        The number of shares of our common stock reserved for issuance under the ISO Plan will be adjusted automatically if there shall be any future change in our capitalization from a stock dividend or split and may be adjusted to reflect a change in our capitalization resulting from a merger, consolidation, acquisition, separation (including a spin-off or spin-out), reorganization or liquidation. Our Board of Directors may amend, suspend or terminate the ISO Plan, as long as no amendment or termination adversely affects options previously granted.

        The preceding summary does not discuss special rules that will apply to a participant who exercises an option by paying the exercise price, in whole or in part, by the transfer of our common stock.

        If the proposed amendment is approved by our stockholders at the annual meeting, we expect to have sufficient shares of common stock available for issuance under the ISO Plan for the near term.

        In voting on the approval of the amendment to our ISO Plan, you may vote in favor of the proposal, against the proposal or abstain from voting on the proposal. The amendment to our ISO Plan will be approved upon receiving the affirmative vote of the holders of a majority of or common stock present or represented by proxy and entitled to vote at the annual meeting.

        The Board of Directors recommends that you vote FOR approval of the amendment to our Incentive Stock Option Plan as described in this Proposal 3.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

(Proposal 4)

        The Board of Directors, upon the recommendation of the Audit Committee, has appointed Deloitte & Touche LLP to serve as our independent auditors for the fiscal year ending March 31, 2003, subject to ratification of the appointment by the stockholders. Deloitte & Touche has served as our independent auditors since 1998 when we were formed and is considered by management to be well qualified.

        We have been advised by Deloitte & Touche that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in the Company or its subsidiaries.

        One or more representatives of Deloitte & Touche will be present at this year's annual meeting of stockholders. The representatives will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

        In voting on the ratification of the appointment of Deloitte & Touche LLP as our independent auditors, you may vote in favor of the ratification, against the ratification or abstain from voting on the ratification. The ratification of the appointment of Deloitte & Touche LLP as our independent auditors will be approved upon receiving the affirmative vote of the holders of a majority of or common stock present or represented by proxy and entitled to vote at the annual meeting. If our stockholders do not ratify the appointment of Deloitte & Touche, our Board of Directors may reconsider the appointment.

Audit Fees

        The aggregate fees billed by Deloitte & Touche for professional services rendered for the audit of our annual financial statements for the fiscal year ended March 31, 2002 and for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q for the same fiscal year were approximately $400,000. In addition, the aggregate fees billed by Deliotte & Touche during the fiscal year ended March 31, 2002 for audits related to our acquisitions and benefit plans were $120,000.

All Other Fees

        The aggregate fees billed by Deloitte & Touche for services rendered to the Company, other than the services described above under "Audit Fees" for the fiscal year ended March 31, 2002 were approximately $1,523,000. These other fees include $686,000 for registration statements related to debt and equity offerings, $559,000 for tax advisory and compliance services, and the remaining $278,000 for business consulting services.

        The Audit Committee has considered whether and determined that the provision of non-audit services by Deloitte & Touche is compatible with maintaining the independent auditor's independence.

        The Board of Directors recommends that you vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent auditors as described in this Proposal 4.

EXPENSES OF SOLICITATION

        We will bear all expenses incurred in connection with the solicitation of proxies.

PROPOSALS OF STOCKHOLDERS FOR 2003 ANNUAL MEETING

        In order for a stockholder proposal, including a director nomination, to be considered for inclusion in our proxy statement for the 2003 Annual Meeting of Stockholders, we must receive the written proposal no later than March 21, 2003. The proposal will need to comply with regulations of the SEC regarding the inclusion of stockholder proposals in company-sponsored proxy materials and must contain the information required by our By-laws.

        According to our By-laws, a proposal for action to be presented by any stockholder at an annual or special meeting of stockholders shall be out of order and shall not be acted upon unless:

  •
  specifically described in our notice to all stockholders of the meeting and the matters to be acted upon thereat or

  •
  the proposal shall have been submitted in writing to the Corporate Secretary at the facsimile number or mailing address set forth below and received at our principal executive offices no earlier than May 2 or later than June 4, 2003 and such proposal is, under law, an appropriate subject for stockholder action.

        Any stockholder proposal, whether or not to be included in our proxy materials, must be sent to our Corporate Secretary via facsimile to (713) 466-6720 or by mail at 4440 Brittmoore Road, Houston, Texas 77041-1734.

OTHER INFORMATION

        We do not know of any proposals or other items, other than those referred to in the accompanying Notice of Annual Meeting of Stockholders, that may properly come before the meeting or other matters incident to the conduct of the meeting.

        As to any other proposal or item that may properly come before the meeting, including voting on a proposal omitted from this Proxy Statement pursuant to the rules of the SEC, it is intended that proxies will be voted in accordance with the discretion of the proxy holders.

        The proxy card and this Proxy Statement have been approved by the Board of Directors and are being mailed and delivered to stockholders by its authority.

ANNUAL REPORT AND FINANCIAL INFORMATION

        The 2002 Annual Report to stockholders includes our financial statements for the fiscal year ended March 31, 2002. We have mailed the 2002 Annual Report to all of our stockholders. We will provide without charge the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2002, to any person requesting a copy in writing and stating that he or she was a beneficial holder of the Company's common stock on June 21, 2002. We will also furnish copies of any exhibits to the Form 10-K at $0.50 per page, paid in advance. Requests and inquiries should be addressed to:

              Investor Relations
              Universal Compression Holdings, Inc.
              4440 Brittmoore Road
              Houston TX 77041

        The Company's 2002 Annual Report to Stockholders should not be regarded as proxy soliciting material or as a communication for which a solicitation of proxies is to be made.

ANNEX A

AMENDMENT NUMBER TWO
TO THE
UNIVERSAL COMPRESSION, INC.
EMPLOYEES' SUPPLEMENTAL SAVINGS PLAN

        WHEREAS, Universal Compression, Inc. (the "Company") maintains the Universal Compression, Inc. Employees' Supplemental Savings Plan, effective July 1, 1998 (the "Plan");

        WHEREAS, Section 11.1 of the Plan reserves to the Company the right to amend the Plan by action of its Board of Directors (the "Board"); and

        WHEREAS, the Board has approved the amendment to the Plan to provide that any Participant's Matching Contribution Account shall be deemed invested (as set forth below) in the common stock of Universal Compression Holdings, Inc.;

        NOW, THEREFORE, the Plan is hereby amended as follows:

          1.    Section 6.1(b) of the Plan is hereby amended, effective September 1, 2002, by adding the following sentence to the end thereof:

    "Notwithstanding any other provisions herein to the contrary, Matching Contributions credited to a Participant's Matching Contribution Account, which are based on such Participant's Supplemental Salary Deferral amounts attributable to Compensation earned on or after September 1, 2002, shall be deemed invested in the common stock, par value $0.01 per share, of Universal Compression Holdings, Inc."

          2.    The first sentence of Section 6.2 is amended, effective September 1, 2002, to read as follows:

    "A Participant shall have the right to change the deemed investment of his Account and the allocation of future Supplemental Salary Deferrals and Bonus Deferrals (but not Matching Contributions attributable to a Participant's post-September 1, 2002 Supplemental Salary Deferrals) among investments by notice to the Compensation Committee in such form as required by the Compensation Committee."

          3.    Sections 6.1, 6.3, 8.1, and 11.2 of the Plan are each hereby amended by replacing the term "Deferred Compensation Account" with "Supplemental Salary Deferral Account" wherever such term shall appear in such section.

        IN WITNESS WHEREOF, and as evidence of the adoption of this amendment by the Company, the undersigned officer being duly authorized has signed this amendment this                        day of                         , 2002.

UNIVERSAL COMPRESSION, INC.
By:
Name:
Title:

A-1

ANNEX B

AMENDMENT NUMBER FOUR
TO THE
UNIVERSAL COMPRESSION HOLDINGS, INC.
INCENTIVE STOCK OPTION PLAN

        WHEREAS, Universal Compression Holdings, Inc., a Delaware corporation (the "Corporation"), previously adopted the Universal Compression Holdings, Inc. Incentive Stock Option Plan (the "Plan");

        WHEREAS, Section 17 of the Plan reserves to the Corporation the right to amend the Plan by action of its Board of Directors (the "Board"); and

        WHEREAS, the Corporation desires to amend the Plan, subject to the approval of the stockholders of the Corporation, to increase the maximum aggregate number of shares available to be granted under the Plan.

        NOW, THEREFORE, pursuant to the power of amendment reserved in Section 17 of the Plan, the Board hereby amends Section 6 of the Plan in its entirety, as of the date of adoption of this Amendment to provide as follows:

          6.    Maximum Shares Available. The maximum aggregate number of shares available to be granted under the Plan is 5,012,421 shares of Common Stock, and such shares shall be reserved for Options granted under the Plan (subject to adjustment as provided in Section 10(h)).

        IN WITNESS WHEREOF, the undersigned authorized officer of the Corporation certifies that the Board adopted this Amendment Number Four on                        , 2002.

UNIVERSAL COMPRESSION HOLDINGS, INC.
By:
Name:
Title:

B-1

PROXY

Universal Compression Holdings, Inc. encourages all shareholders to vote their proxies. We now provide three convenient methods of voting:

1.
PROXY CARD: Complete, sign, date and return the proxy card attached below in the enclosed envelope (no postage required);

2.
TELEPHONE: Call toll-free on a touch-tone phone 1-877-779-8683, 7 days a week, 24 hours a day; or

3.
INTERNET: Log on the website http://www.eproxyvote.com/uco.

If you choose to vote via Telephone or the Internet, you will be given instructions and asked to enter your control number, located on this proxy card. Telephone and Internet voting access will close at midnight on the day prior to the date of the Annual Meeting. IF YOU VOTE VIA TELEPHONE OR THE INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD.

DETACH HERE                                                                         ZUCHC2

PROXY

UNIVERSAL COMPRESSION HOLDINGS, INC.

Proxy Solicited on Behalf of the Board of Directors
for the Annual Meeting of Stockholders to be held August 15, 2002

I have received the Notice of Annual Meeting of Stockholders to be held on August 15, 2002 and the Proxy Statement and hereby appoint Stephen A. Snider, Ernie L. Danner, Richard W. FitzGerald and Mark L. Carlton, and each of them, as my proxies, with full power of substitution, to represent me at the Annual Meeting of Stockholders of Universal Compression Holdings, Inc. to be held on August 15, 2002 (and at any adjournments or postponements of the annual meeting), and to vote all shares of common stock that I would be entitled to vote if personally present at the annual meeting in the manner specified on the back of this card (or, if I do not specify how to vote, to vote all my shares FOR all proposals described on the back of this card and to vote in the discretion of the proxies as to any other matters coming before the annual meeting.)

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

UNIVERSAL COMPRESSION
HOLDINGS, INC.
C/O EQUISERVE
P.O. BOX 43068
PROVIDENCE, RI 02940

Vote by Telephone	Vote by Internet
It's fast, convenient, and immediate! Call Toll-Free on a Touch-Tone Phone 1-877-PRX-VOTE (1-877-779-8683).	It's fast, convenient, and your vote is confirmed and posted.

Follow these four easy steps:		Follow these four easy steps:
1.	Read the accompanying Proxy Statement and Proxy Card.	1.	Read the accompanying Proxy Statement and Proxy Card.
2.	Call the toll-free number 1-877-PRX-VOTE (1-877-779-8683).	2.	Go to the Website http://www.eproxyvote.com/uco
3.	Enter your Voter Control Number located on your Proxy Card above your name.	3.	Enter your Voter Control Number located on your Proxy Card above your name.
4.	Follow the recorded instructions.	4.	Follow the instructions provided.

Your vote is important! Call 1-877-PRX-VOTE anytime!		Your vote is important! Go to http://www.eproxyvote.com/uco anytime!

Do not return your Proxy Card if you are voting by Telephone or Internet

DETACH HERE                                                                         ZUCHC1

☒	Please mark votes as in this example.

If you choose not to vote via Telephone or the Internet, please promptly mark this Proxy Card to specify how you would like your shares voted and date, sign and mail it in the enclosed envelope. No postage is required. OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSALS REFERRED TO BELOW.

1.	Election of the following persons to serve as directors until the 2005 Annual Meeting of Stockholders:									FOR	AGAINST	ABSTAIN
	Nominees:	(01) Ernie L. Danner, (02) Lisa W. Rodriguez, (03) Edmond P. Segner, III and (04) Stephen A. Snider.						2.	Approval of the amendment to the Employees' Supplemental Savings Plan.	☐	☐	☐
		FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES	☐	MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW	3.	Approval of the amendment to the Incentive Stock Option Plan.	☐	☐	☐
	☐	For all nominees except as noted above				☐	MARK HERE IF YOU PLAN TO ATTEND THE MEETING	4.	Ratification of the appointment of Deloitte & Touche LLP as Independent Auditors.	☐	☐	☐
								In addition, I hereby authorize such proxies to vote my shares in their discretion as to any other matters that may come before the Annual Meeting.

								If you execute and return this proxy card but do not specify the manner in which the proxies should vote your shares, the proxies will vote your shares for all the foregoing proposals and in their discretion as to any other matters coming before the meeting.

								Please date this Proxy Card and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, this Proxy Card should be signed by a duly authorized officer. If signed by a partnership, please sign in the partnership name by authorized person.

Signature: __________________________ Date: ____________ Signature: __________________________ Date: ____________

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TABLE OF CONTENTS
PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS To Be Held August 15, 2002
ELECTION OF DIRECTORS (Proposal 1)
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
PERFORMANCE GRAPH
COMPARISON OF CUMULATIVE TOTAL RETURN BASED ON INITIAL INVESTMENT OF $100 ON MAY 24, 2000
REPORT OF THE COMPENSATION COMMITTEE
REPORT OF THE AUDIT COMMITTEE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
EQUITY COMPENSATION PLAN INFORMATION
PROPOSAL TO APPROVE THE AMENDMENT TO THE EMPLOYEES' SUPPLEMENTAL SAVINGS PLAN (Proposal 2)
PROPOSAL TO APPROVE THE AMENDMENT TO THE INCENTIVE STOCK OPTION PLAN (Proposal 3)
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS (Proposal 4)
EXPENSES OF SOLICITATION
PROPOSALS OF STOCKHOLDERS FOR 2003 ANNUAL MEETING
OTHER INFORMATION
ANNUAL REPORT AND FINANCIAL INFORMATION
ANNEX A
AMENDMENT NUMBER TWO TO THE UNIVERSAL COMPRESSION, INC. EMPLOYEES' SUPPLEMENTAL SAVINGS PLAN
ANNEX B
AMENDMENT NUMBER FOUR TO THE UNIVERSAL COMPRESSION HOLDINGS, INC. INCENTIVE STOCK OPTION PLAN